UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014
VESTIN REALTY MORTGAGE I, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125347	20-4028839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W. SUNSET ROAD #200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Vestin Realty Mortgage I, Inc. (“VRTA”) announced that VRTA, along with Vestin Realty Mortgage II, Inc. (“VRTB”), completed the closing on the purchase of the membership interest in Building A, LLC for that certain office building located at 8880 West Sunset Road, Las Vegas, Nevada from MVP REIT, Inc. (“MVP”).

Under the terms of the transaction, VRTA and VRTB purchased the membership interest in Building A, LLC for approximately $6.6 million. VRTA’s share was approximately $1.8 million and VRTA owns a 28% interest in Building A, LLC and VRTB owns a 72% interest in Building A, LLC. Building A, LLC currently has approximately $8.5 million in indebtedness on the property. The purchase price was equal to the amount paid by MVP to acquire the building which acquisition was within the past twelve (12) months. No commissions were paid in connection with the closing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE I, INC.

	By	Vestin Mortgage, LLC, its sole manager

Date: August 29, 2014	By	/s/ Tracee Gress
Tracee Gress
Chief Financial Officer